Exhibit 99.1

NRG Energy Comments on Exelon’s Unsolicited Exchange Offer Results

PRINCETON, NJ; February 26, 2009—NRG Energy, Inc. (NYSE: NRG) today responded to the results of Exelon Corporation’s (NYSE: EXC) extended exchange offer and on the feedback it received from its stockholders through its investor outreach efforts.

“In this extraordinarily challenging market environment, we recognize that the majority of NRG stockholders, including those who tendered, and some who did not, wish to see the Exelon process continue. In that regard, NRG’s management and Board of Directors remain open to considering a transaction with Exelon at a fair exchange rate and on reasonable terms. Unfortunately the current Exelon offer, which remains unchanged, has neither.

“NRG will continue to engage in a market discovery process to determine the greatest value option available for NRG stockholders. As we have said before, NRG believes in industry consolidation and remains open to being a seller at an appropriate price that compensates NRG stockholders for the value and risks of a transaction. This includes considering a transaction with Exelon.

“NRG will also continue to focus on building upon its track record of delivering on its business objectives—driving strong free cash flow off the existing business while growing core areas at value through intrinsic and extrinsic opportunities. This was exhibited by the eSolar investment and MIBRAG sale announced earlier this week.

“Exelon’s unsolicited takeover attempt remains highly conditional, requiring approval by the stockholders of both companies, the arrangement of expensive debt financing and a favorable reaction from the credit rating agencies. In addition, Exelon must also meet the regulatory requirements of three federal agencies and five states, the timing and outcome of which remain uncertain.”

About NRG
NRG Energy, Inc., a Fortune 500 company, owns and operates one of the country’s largest and most diverse power generation portfolios. NRG’s 48 plants provide approximately 24,000 megawatts of generation capacity—enough to power nearly 20 million homes. In November 2007, NRG won two of the industry’s highest honors—Platts Industry Leadership and Energy Company of the Year awards. Headquartered in Princeton, NJ, NRG is a member of the U.S. Climate Action Partnership (USCAP), a group of business and environmental organizations calling for mandatory legislation to reduce greenhouse gas emissions. More information is available at www.nrgenergy.com.

Important Information This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of proxy of any stockholder of NRG Energy, Inc. (“NRG”). NRG plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement and white proxy card in connection with its 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”). INVESTORS AND STOCKHOLDERS OF NRG ARE URGED TO READ THE PROXY STATEMENT FOR THE 2009 ANNUAL MEETING IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

In response to the exchange offer proposed by Exelon Corporation referred to in this news release, NRG has filed with the SEC a Solicitation/ Recommendation Statement on Schedule 14D-9. STOCKHOLDERS OF NRG ARE ADVISED TO READ NRG’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION.

Investors and stockholders will be able to obtain free copies of NRG’s proxy statement (when it becomes available), the Solicitation/Recommendation Statement on Schedule 14D-9, any other documents filed by NRG in connection with the exchange offer by Exelon Corporation, and other documents filed with the SEC by NRG at the SEC’s website at www.sec.gov. Free copies of any such documents can also be obtained by directing a request to Investor Relations Department, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540.

NRG and its directors and executive officers will be deemed to be participants in the solicitation of proxies in connection with its 2009 Annual Meeting. Information regarding NRG’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 12, 2009, and its proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2008. Detailed information regarding the names, affiliations and interests of individuals who will participate in the solicitation of proxies of NRG’s stockholders will also be available in NRG’s proxy statement for the 2009 Annual Meeting.

Safe Harbor Disclosure
Certain statements contained herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included herein should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov. Statements made in connection with the exchange offer are not subject to the safe harbor protections provided to forward-looking statements under the Private Securities Litigation Reform Act of 1995.

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Contacts:

Investors:	Media:
Nahla Azmy 609.524.4526	Meredith Moore 609.524.4522
David Klein 609.524.4527	Lori Neuman 609.524.4525
Erin Gilli 609.524.4528	Dave Knox (Texas and Louisiana) 713.795.6106